                                                               Exhibit 23.02


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated January 26, 2001 (except with respect to the matters discussed in Note 14, as to which the date is February 6, 2001) on the financial statements of Kentucky Utilities Company in this Form 10-K.


                                             /s/ Arthur Andersen LLP
                                             -------------------------------
                                             Arthur Andersen LLP


Louisville, Kentucky
  March 30, 2001